Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-84356) of Abaxis, Inc. of our report dated June 13, 2003, relating to the financial statements and schedules of the Abaxis Tax Deferral Savings Plan included in this Annual Report on Form 11-K.

/s/ Mohler, Nixon & Williams

MOHLER, NIXON & WILLIAMS Accountancy Corporation

Campbell, California
June 25, 2003

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